NetSol TECHNOLOGIES

NEWS RELEASE

NetSol Technologies Names Dan Lee as the New Chief Financial Officer

EMERYVILLE, CA – December 1, 2008 -- NetSol Technologies, Inc. "NetSol" (NASDAQ CM: NTWK) (NASDAQ DUBAI: NTWK), a U.S. corporation providing global business services and enterprise application solutions to private and public sector organizations worldwide, today announced the appointment of Mr. Dan Lee as chief financial officer effective December 15, 2008, bringing to NetSol more than 25 years of finance and accounting expertise.

Mr. Lee's appointment concludes a comprehensive search by NetSol's Search Committee with the assistance of a leading financial recruitment firm through a process which commenced several weeks ago. An active and thorough search produced a pool of qualified candidates that had been well screened and from that pool, finalists were selected. After a rigorous interview process, NetSol is delighted that Mr. Lee has accepted the company's offer to join the NetSol team.

Mr. Najeeb Ghauri, NetSol Technologies chairman and chief executive officer, stated, "Following a comprehensive search by the Search Committee, and having interviewed many qualified candidates, I am pleased to welcome Dan to the global NetSol management team. In recruiting a seasoned financial executive with broad-based high technology expertise such as Dan to the organization, we are actively moving forward on our objective of further strengthening our accounting and finance function. As a senior executive with experience leading the financial operations of publicly held companies, Dan is well positioned to support NetSol's continued growth as we look to deliver on our strategic goals for the benefit of all our stakeholders."

"Based on NetSol's strong track record for growth in the global market for business services and enterprise applications solutions, I am delighted to be joining such a dynamic team. As I look ahead, my objective is to effect a seamless transition while bringing to NetSol disciplined financial operations and best global business practices, in order to help provide NetSol's customers and shareholders worldwide a trusted reputation for all things financial," commented Mr. Lee.

Earlier the company had accepted the resignation of Ms. Tina Gilger until a replacement was made. Ms. Gilger will continue her role as NetSol's chief financial officer until the arrival of Mr. Lee to help ensure and assist a flawless transition. Assisting in that endeavor will be a Transition Team comprised of Board members, management, and staff from all NetSol offices.

Prior to joining NetSol, Mr. Lee served as chief financial officer of Levanta, Inc., a Linux-based enterprise software company, from 2001 to 2008. At Levanta, Mr. Lee was responsible for financial systems, internal controls, and international financial operations in Asia, Europe and Canada as well as the company's capital financing activities. From 1986 to 2000, Mr. Lee held senior financial management positions including chief financial officer of ECbridges, Inc., a privately held e-commerce company, corporate controller of Wind River Systems, Inc., a publicly traded global leader in device software optimization, and chief financial officer of Trans Pacific Bank, a publicly held commercial bank where he also later served as president and chief operating officer as well as a

member of the Board of Directors. Mr. Lee is a Certified Public Accountant (CPA) in the state of California and also served as senior auditor at KPMG Peat Marwick, specializing in audits of publicly-held technology and banking companies. In 1983, Mr. Lee received his bachelor of science degree from the University of California, Berkeley, School of Business.

About NetSol Technologies, Inc.

NetSol Technologies, Inc. (NASDAQ CM: NTWK) (NASDAQ DUBAI: NTWK) is a worldwide provider of global business services and enterprise application solutions. Since its inception in 1995, NetSol has used its BestShoring™ practices and highly experienced resources in analysis, development, quality assurance, and implementation to deliver high-quality, cost-effective solutions. Specialized by industry, these product and services offerings include portfolio management systems for the financial services industry, consulting, custom development, systems integration, and technical services for the global Healthcare, Insurance, Real Estate, and Technology markets. NetSol's commitment to quality is demonstrated by its achievement of the ISO 9001, ISO 27001, and SEI (Software Engineering Institute) CMMI (Capability Maturity Model) Level 5 assessments, a distinction shared by fewer than 100 companies worldwide. NetSol offers SAP and Business Objects consulting and implementation services through its Ciena Solutions subsidiary. NetSol Technologies' clients include Fortune 500 manufacturers, global automakers, financial institutions, technology providers, and governmental agencies. Headquartered in Emeryville, California, NetSol Technologies has operations and offices in London, Los Angeles, Sydney, Beijing, Bangkok, and Lahore.

To learn more about NetSol Technologies, Inc., visit www.netsoltech.com

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Forward Looking Statements

This press release may contain forward looking statements relating to the development of the Company's products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe," "expect," "anticipate," "intend," variations of such words, and similar expressions, identify forward looking statements, but their absence does not mean that the statement is not forward looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company's actual results include the progress and costs of the development of products and services and the timing of the market acceptance.

Contact:

Investor Relations
Christopher Chu
Grayling Global
Tel: +1-646-284-9426
Email: cchu@hfgcg.com